EXHIBIT 10.1

From:	mediaking00@aol.com

Sent:	Tuesday, December 05, 2006 11:15 AM

To:	Oster, Helen

cc:	Nathe, Gerald; Mark.Becker@sliinc.com; rolf.bergstrom@bergstromtillvaxt.se; sam@sfortenbaugh.com; judithmulholland@swfla.rr.com; Puehringer, Karl; redranch@aol.com

Subject:	non executive director agreement
Hi Helen,
You will recall that at the time I agreed to join the Board, it was conditional upon a contractural arrangement being put in place.
This is something you and I have spoken of several times. As you know I supplied copies of such an arrangement which was put in place with First Technology Plc — a U.K. Public Company on whose Board I served.
I understand you have made efforts to put something together but without success. The reasons why you were unsucessful are unknown to me.
Unfortunately, I now have no alternative but to tender my resignation as a non-executive director, effective forthwith. I am writing a formal letter to Gerry, which I will fax to him.
May I wish you and all at the Company and Board colleagues a happy christmas and a prosperous new year.
Regards
Fred.
P.S. As you know I am currently in South Africa and I am never quite sure of the technology here. So if I’ve missed anybody, please feel free to send them a copy of this note.